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                                 EXHIBIT 10.34
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                            Adlink China Classifieds
www.adlink.com.cn                                     10/25/99     Infosto Group


                          Myweb.com.cn & Adlink.com.cn
     The Letter of Intent for Cooperation in Co-branded Classifieds Service

Party A: Myweb Internet System (Beijing) Co., Ltd.
Party B: Infosto Information Technology (Beijing) Co., Ltd.

1. Party A & Party B intend to co-establish the co-branding classifieds service on website of Party A - www.myweb.com.cn

2. The cooperative classifieds service as a brand new service on Party A's website - www.myweb.com.cn, will be hyperlinked with logo and/or text on the front page of www.myweb.com.cn (in above folder webpage). To generate more pageviews for the common resources of banner sales, Party A should hyperlink the relevant classifieds category onto its relevant channels. (Note: need to further define, like all channels with agreed layout)

3. The URL of our cooperate classifieds channel will be http://adlink.myweb.com.cn

4. The webpage layout (including pattern, color, etc.) of the cooperative classifieds service will be designed based on the principle of (1) to marry up or match with Party A's webpage style; (2) to combine Party B adlink's functionality and webpage style. The webpage designing work will be carried out and done through two parties' involvement with friendly negotiation and coordination.

5. Party B is responsible to provide the technical solution and to develop related technical tools and approaches with Party A's assistance.

6. In consideration of the fame and market influence, as well as the potential of marketshare of TV set-box access market of Party A's website, [***]

7. Under the principle of friendship and making best use of both parties' advantages to improve the quality of the cooperative service, [***]

8. Party B is responsible to manage and run the cooperative classifieds service on Party A's website. There should be a Party B logo (with hyperlink to www.adlink.com.cn) at left-top corner on each webpage of the cooperative classified service. Also at the footer line,



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         Confidential Treatment and filed separately with the Commission.

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         there should be a text footnote "powered by Adlink" (with hyperlink to
         www.adlink.com.cn), the co-branding classifieds service will be named as MyLink (logo on top-left), or place Adlink's logo on top-right of each webpage of co-branding classifieds service.

9. To insure our cooperative classifieds service serves the user with rich content and comprehensive functionality at the very 1st day of the cooperation, the classifieds server of party B will support the cooperative service during the cooperation. Classifieds content of the cooperative classifieds service will be derived from the database of Party B (adlink.com.cn). The classifieds content input by users of the cooperative classifieds service will be transmitted and stored into database of Party B (adlink.com.cn).

10. Party B has the ownership of personal data of new registered-user from the co-branding classifieds service. Per request of Party A, party B will share new registered user data of co-branding classifieds with Party A.

11. Party B owns the copyright of all classifieds content. Without Party B's agreement, Party A cannot use the classifieds content on any other media, except the cooperative classifieds service. The copyright ownership will be displayed (with hyperlink to adlink.com.cn) on footer of all webpages of cooperative classifieds service. Party B owns the right of the software (the classified technology). Myweb owns the copyright of the co-branding webpages (except Adlink's graphical elements). Adlink owns the classifieds content, user database and technology.

12. Two parties are both legitimate to sell banner ads on all webpages of the cooperative classifieds service. The price and discount rate of banner sales will be decided by two parties. The valid banner sales contract must be signed by any of the two parties with the advertiser, and get approval from the other party. Party A and Party B should share banner sales income according to the following principle: the active sales party deserves [***] of total banner sales income, the other party deserves [***]. Once the banner impressions of cooperative classifieds service have not been sold, two parties should share total banner impression at the ratio of [***] Each party can [***] banner inventory of the total in displaying their own banners, but their clients'. Party A is responsible to provide banner log report solution and services. Party B has the right to access banner log system any time during cooperation.

13. Both technical and marketing personnel of the two parties should actively coordinate together to launch the cooperative classifieds service as early as possible. Party B will do its best to help this cooperative service to be launched within 4 weeks after this LOI is signed.

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[***]    Portions of this page have been omitted pursuant to a request for
         Confidential Treatment and filed separately with the Commission.
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14.      During the launching and development stages of the cooperation, two parties should mutually, jointly and actively promote this cooperation project via respective websites and media resources. Two parties can hold the news release conference in advance of when the cooperation starts.

15. The cooperation term is one and half years (since the date of co-branding classifieds to be launched online). At the end of the cooperation term, two parties will renegotiate the further cooperation conditions and terms.

16. Based upon this cooperation, two parties will actively and seriously look into our long-term cooperation opportunities, as well as the possibility to establish the strategic cooperation partnership.

17. Any issue that has not been mentioned above in this agreement will be further negotiated between two parties.


/s/ illegible                          /s/ illegible
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Party A: Myweb Internet System         Party B: Infosto Information Technology
(Beijing Co. Ltd.                      (Beijing) Co., Ltd.
[stamp]                                [stamp]
                                       1999 10/25


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